Exhibit 99.1

Subject: Propelling Nuvve Forward – A Stockholder Update

Dear Fellow Stockholders,

I hope this letter finds you well. I am writing today to update you on the progress Nuvve has made delivering on our key strategic initiatives in recent months and the steps we are taking to capture significant growth opportunities ahead. Your trust in our vision and technology continues to be the fuel that propels us, and for that, we remain deeply grateful.

Since Nuvve’s creation, our vision has been based on two pillars that provide a foundation for our growth strategies:

–Renewable energy generation requires large amounts of energy storage

–EVs have large batteries and are parked most of the time, therefore presenting a great storage opportunity

Leveraging these pillars and the data we’ve accumulated over the last several years, we are focused on driving growth in our core focus areas:

•Capturing opportunities in the North America school bus market. There are 600,000 school buses in North America being replaced at an average pace of 40,000 to 50,000 buses per year. School buses are not only parked most of the time (97% of the time on average), but they represent a use case for V2G that is easy for everyone to understand. Electrifying school buses remains a top priority for the Biden administration, as evidenced by the federal government’s $5 billion grant to the EPA to support electric school bus deployment. Through initiatives such as our partnership with Blue Bird, we are well-positioned to capitalize on this push toward electrification. Today, Nuvve’s K-12 business, our business unit focused on school buses, is continuously accelerating and we expect will provide more than 80% of Nuvve’s revenue in 2023, and soon will yield 500 school buses connected to our platform. With third party forecasts calling for the further acceleration of electric school bus deployments in 2024 compared with 2023, and assuming we maintain our existing market share of charging station sales, we see a path forward to potentially tripling our charging station unit sales and doubling hardware revenues in 2024 compared with 2023. Our value proposition is now rooted on vehicle readiness, energy management, and battery life extension. We are fortifying our position as a leading service provider in the space. We have demonstrated that we know how to support our customers in this segment and, as we launch new services in Texas, which has the largest school bus fleet in the U.S., we are confident that we will maintain our leadership position.

•Applying our technology to the stationary storage sector. Our core technology transforms EVs (which are inherently difficult grid assets to manage because they can be plugged or unplugged at any time) into reliable, dispatchable, and monetizable assets that can perform complex and demanding grid services. These capabilities also allow us to manage stationary storage. With our advanced platform, we believe that we can extract more value from these stationary batteries than any other player in the space. Such batteries are included in our deployments with Circle K, as well as at the University of California, San Diego, and the University of Delaware. More and more, developers and battery manufacturers are coming to us to manage battery deployments already underway. This allows us to accelerate the growth of MWUM and flex our grid service muscles with multiple megawatts already in the pipeline, mostly focused on local energy management combined with high value grid services. Deploying stationary storage either alone or in combination with electric vehicles is well-aligned with our strategy. Our strong differentiator compared to the majority of our competitive set is our ability to provide energy management with both advanced grid services and resiliency. Looking ahead, we believe that stationary batteries will represent 15% our deployments for the next 3 years; this ranks high amongst our priorities and will provide the opportunity to realize cash faster than EVs as the Energy Management Platform business allows for significant upfront cash payment. Stationary storage is also a key technology piece associated with microgrid deployments, an area in which we have won two CEC projects to support our technology development. It is also a key support to our CPO (Charge Point Operator) business.

•Enhancing our offerings with AI. We believe we are providing best-in-class forecasting capabilities for Charge Point Operators (CPOs) and Utilities through Astrea AI’s offerings. The fundamental predictive analytics work we have done through our partnership with 2021.ai has supported the development of advanced features that allow us to predict with a high level of confidence when an EV will be connected to a charging station and the amount of kWh it will need to onboard during the session. This allows us to offer energy services to CPOs and provide grid usage forecast to utilities. The technology to predict where EV charging bottlenecks might happen is very valuable for utilities. The ability to reduce the peak demand by adjusting charging time without impacting end users will support an equitable cost of energy as we move through the EV adoption curve.

2023 Key Achievements and Milestones

We are pleased to have marked several significant achievements in 2023 across our areas of strategic focus:

California Energy Commission Award
We are honored to have received the highest score among applicants and a proposed award of $1.9 million for our revolutionary V2G project (named “RESCHOOL”). This recognition underscores our commitment to leveraging bi-directional EV school buses to enhance California’s power grid resiliency, marking not just a milestone for Nuvve but a leap for the state’s energy ecosystem.

Asset Lightening
In September, we finalized the sale of our five remaining electric school buses, a move set to inject $1 million into our operations, enhancing our liquidity and providing financial flexibility.
MWUM Growth
In November, we saw a surge in our Megawatts Under Management (MWUM), fueled by the installation of 43 AC and DC Fast Chargers. This growth – an all-time record for the company – exemplifies our commitment to innovation and excellence.
European Expansion
Our integration with Circle K and key stationary battery OEMs is bearing fruit, positioning us for grid service revenue generation starting in early 2024 and paving the way for significant MWUM growth across the world.

Asian Footprint
Our collaborations with Chubu Electric and battery OEM Nissin are advancing as planned. The submission of a Request for Proposal (RFP) to Taiwan Power Company marks our foray into new markets, setting the stage for our expansion into Asia.
Switch Integration
Our partnership with Switch has enhanced our charging management capabilities, enabling seamless customer experiences and fostering the expansion of our charger network and MWUM.
Astrea AI Forecasting
The introduction of Astrea AI Forecasting in the Nordics epitomizes our dedication to technological innovation. With a 97% accuracy rate, we believe Astrea AI is set to maximize revenue generation and bolster our V2G technology globally and revolutionize EV usage and preparation.
V2G Patent Portfolio
Our defensible and robust V2G patent portfolio underscores our uniqueness in the market. We continue to expand our intellectual property, which includes our AI platform. We continue to be assigned additional V2G patents, demonstrating our leadership in the space.
Looking Ahead with Confidence

We believe that the journey ahead is bright, etched with new innovations, strategic alliances, and global expansions. Every stride we make is a testament to our collective resolve to revolutionize the energy landscape.

With less than one month until year-end, we believe that providing an update on our expected near-term financial performance can offer additional clarity about our growth trajectory.

We are pleased to communicate that we are anticipating over $8 million in revenue for 2023, which compares to the $5.4 million we achieved in 2022. We expect continued strong growth throughout 2024 and can see a path to reaching $15 million to $20 million in revenues assuming the continued market expansion being forecasted for the industry and our ability to maintain our share of this market. Early into 2024, we expect our backlog will be at an all-time high with a strong base to support our views on 2024 revenue.

The steps we are taking and progress we are making demonstrates our commitment to sustaining our trajectory of innovation and growth. As we continue to navigate complex market dynamics with resilience and agility, we maintain an unwavering focus on enhancing stockholder value.

Thank you for your continuing support and trust. Together, we are not just making strides; we are making history.

Warm regards,

Gregory Poilasne

CEO, NUVVE

Cautionary Statement Regarding Forward-Looking Statements

This press release contains forward-looking statements or forward-looking information within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of forward-looking terms such as "may," "will," "expects," "believes," "aims," "anticipates," "plans," "looking forward to," "estimates," "projects," "assumes," "guides," "targets," "forecasts," "continue," "seeks" or the negatives of such terms or other variations on such terms or comparable terminology, although not all forward-looking statements contain such identifying words. Forward-looking statements include, but are not limited to, statements concerning Nuvve’s expectations, plans, intentions, strategies, prospects, business plans, product and service offerings, new deployments, potential project successes, and other statements that are not historical facts. Nuvve cautions you that these forward-looking statements are subject to numerous risks and uncertainties, most of which are difficult to predict and many of which are beyond the control of Nuvve. Such statements are based upon the current beliefs and expectations of management and are subject to significant risks and uncertainties that could cause actual outcomes and results to differ materially. Some of these risks and uncertainties can be found in Nuvve’s most recent Annual Report on Form 10-K and subsequent periodic reports filed with the Securities and Exchange Commission (SEC). Copies of these filings are available online at www.sec.gov, https://investors.nuvve.com or on request from Nuvve. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in the Nuvve’s filings with the SEC. Such forward-looking statements speak only as of the date made, and Nuvve disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Readers of this press release are cautioned not to place undue reliance on these forward-looking statements, since there can be no assurance that these forward-looking statements will prove to be accurate. This cautionary statement is applicable to all forward-looking statements contained in this press release.